As filed with the Securities and Exchange Commission on February 27, 1998

                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                           WINNEBAGO INDUSTRIES, INC.
             (Exact name of Registrant as specified in its charter)

                     IOWA                                    42-0802678
        (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                   Identification No.)

                   P.O. BOX 152
                 FOREST CITY, IOWA                              50436
      (Address of principal executive offices)                (Zip Code)

                WINNEBAGO INDUSTRIES, INC. 1997 STOCK OPTION PLAN
                            (Full title of the plan)

         RAYMOND M. BEEBE, VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                           WINNEBAGO INDUSTRIES, INC.
                                  P.O. BOX 152
                                FOREST CITY, IOWA
                                 (515) 582-6808

(Name, address and telephone number, including area code, of agent for service)

                          COPIES OF COMMUNICATIONS TO:
                                WILLIAM M. LIBIT
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 845-3000

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

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                                        Proposed       Proposed
 Title of                                maximum        maximum
securities              Amount          offering       aggregate      Amount of
  to be                  to be            price        offering     registration
registered            registered       per share(1)      price          fee
----------            ----------       ------------      -----          ---

Common Stock,
$.50 par value     2,000,000 Shares       $10.50      $21,000,000      $6,195

================================================================================

(1) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $10.50, the average of the high and low prices for the shares of Winnebago Industries, Inc. Common Stock as reported by The New York Stock Exchange, Inc. on February 23, 1998.

PART II       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents which have been filed with the Securities and Exchange Commission (the "COMMISSION") by Winnebago Industries, Inc. ("WINNEBAGO" or the "REGISTRANT") pursuant to the Securities Exchange Act of 1934 ("1934 ACT") are incorporated herein by reference:

                  (a) Annual Report on Form 10-K for the fiscal year ended August 30, 1997 of Winnebago; and

                  (b) Quarterly Report on Form 10-Q for the quarter ended November 29, 1997 of Winnebago; and

                  (c) The description of Winnebago's Common Stock which is contained in the Forms 8-A pursuant to Section 12(b) of the 1934 Act filed with the Commission on June 18, 1969 and June 16, 1971 (1934 Act File No. 1-6403).

         All documents subsequently filed by Winnebago pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  NOT APPLICABLE

ITEM 5.  NOT APPLICABLE

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 490.851 and 490.856 of the Iowa Business Corporation Act gives Iowa corporations the power to indemnify present and former directors and officers under certain circumstances. The Amended and Restated Articles of Incorporation of Winnebago provide for indemnification by Winnebago of certain persons (including officers and directors) in connection with any action, suit or proceeding brought or threatened against such person by reason of his position with Winnebago or service at the request of Winnebago. The Amended and Restated Articles of Incorporation further provide that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         In addition, Winnebago maintains a directors' and officers' liability insurance policy to insure its liability under the above-described provision of its Amended and Restated Articles of Incorporation and to insure its individual directors and officers against certain obligations not covered by such provisions.

ITEM 7.  NOT APPLICABLE

ITEM 8.  EXHIBITS

         See List of Exhibits on page II-6 hereof.

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or in the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest City, State of Iowa, on February 26, 1998.

                                       WINNEBAGO INDUSTRIES, INC.

                                       By:       /s/ Fred G. Dohrmann
                                          --------------------------------------
                                                   Fred G. Dohrmann
                                                 Chairman of the Board


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Fred G. Dohrmann and Edwin F. Barker and each of them, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution for him in his name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 26, 1998.

                    SIGNATURE                                 TITLE

             /s/ Fred G. Dohrmann                     Chairman of the Board,
           -------------------------                     Chief Executive
                 Fred G. Dohrmann                      Officer and Director
                                                   (Principal executive officer)


             /s/  Edwin F. Barker                       Vice President and
           -------------------------                 Chief Financial Officer
                 Edwin F. Barker                  (Principal financial officer)


           /s/    Brian J. Hrubes                           Controller
           -------------------------              (Principal accounting officer)
                 Brian J. Hrubes

             /s/  Gerald E. Boman                            Director
           -------------------------
                 Gerald E. Boman


            /s/   Jerry N. Currie                            Director
           -------------------------
                 Jerry N. Currie


            /s/   John V. Hanson                             Director
           -------------------------
                  John V. Hanson


            /s/  Bruce D. Hertzke                            Director
           -------------------------
                 Bruce D. Hertzke


            /s/   Gerald C. Kitch                            Director
           -------------------------
                 Gerald C. Kitch


           /s/   Richard C. Scott                            Director
           -------------------------
                 Richard C. Scott


            /s/  Joseph M. Shuster                           Director
           -------------------------
                Joseph M. Shuster


            /s/Frederick M. Zimmerman                        Director
           -------------------------
               Frederick M. Zimmerman


           /s/  Francis L. Zrostlik                          Director
           -------------------------
               Francis L. Zrostlik

EXHIBIT                                                          PAGE NUMBER IN
NUMBER                            DESCRIPTION                      SEQUENTIAL
                                                                NUMBERING SYSTEM

 4.1     Winnebago Industries, Inc. 1997 Stock Option Plan...............

 5.1     Opinion of Chapman and Cutler...................................

23.1     Consent of Chapman and Cutler (included in Exhibit 5.1 hereto)..


23.2     Consent of Deloitte & Touche LLP................................

24.1     Power of Attorney (included on Page II-4 of this Registration
         Statement)......................................................